Exhibit 99.1

Magnolia Solar Demonstrates Record High Voltage Performance:
Ground-Breaking Results Presented at the Photovoltaics Specialist Conference

Magnolia Solar Corporation (OTCBB: MGLT) ("Magnolia Solar") announced today that its wholly owned subsidiary, Magnolia Solar, Inc., has demonstrated InGaAs quantum well solar cells that operate at record high voltages.  These ground-breaking technical results were presented by Magnolia Solar, Inc.’s Chief Technical Officer, Dr. Roger E. Welser, at the 37th IEEE Photovoltaic Specialist Conference (PVSC) in Seattle, WA on June 23, 2011.  The presentation entitled “Reducing Non-Radiative and Radiative Recombination in InGaAs Quantum Well Solar Cells” was part of a special session on Quantum Engineered and Hybrid Devices, and summarizes work done in collaboration with colleagues at Kopin Corporation.  Dr. Welser also co-chaired a session of the PVSC on the Physics and Engineering of Quantum Well and Super-lattice Devices.

Dr. Ashok K. Sood, President and CEO of Magnolia Solar, stated, “Quantum structured solar cells seek to harness a wide spectrum of photons at high voltages in a single-junction device by embedding low energy-gap wells within a high energy-gap matrix.  Quantum well solar cells have the potential to deliver ultra-high power conversion efficiencies in single junction devices; efficiencies that in theory can approach 45% in un-concentrated sunlight over a wide range of environmental conditions.  In his presentation at the Photovoltaic Specialist Conference, Dr. Welser reviews and summarizes Magnolia’s recent efforts to enhance the open circuit voltage of InGaAs quantum well solar cell structures by employing a patent-pending device structure.  This technology is of great interest for defense and space-based applications, and the work presented at the PVSC has been funded by the National Aeronautics and Space Administration (NASA).  We also see future growth potential for this technology in the commercial marketplace, particularly in the area of concentrator-photovoltaic (CPV) solar panels for terrestrial power generation applications.”

“Historically, the challenge for quantum structured solar cells has been to incorporate low energy-gap material without severely degrading the operating voltage of the photovoltaic device,” noted Dr. Welser. “In this work, we demonstrate record high open circuit voltages by employing a novel III-V material structure with an extended wide band gap emitter heterojunction.  These results will enable quantum well solar cells to begin achieving their promised levels of performance.  Nanostructured devices provide a means to decouple the usual dependence of short circuit current on open circuit voltage that limits conventional solar cell design.”

About Magnolia Solar Corporation: Based in Woburn, MA and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary new thin film solar cell technologies that employ nanostructured materials and designs.  Both higher current and voltage outputs are expected from thin film solar cells that combine Magnolia’s exclusive material structures with advanced optical coatings.  Magnolia’s technology has the ability to capture a larger part of the solar spectrum to produce high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase the solar cell's efficiency, thereby reducing the cost per watt.  Magnolia Solar technology targets electrical power generation applications, such as power for electrical grids and distributed power applications ranging from commercial and residential lighting to specialized military applications.

For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, You Tube, or LinkedIn.

Forward-Looking Statements: This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:

Ronald J. Blekicki, Hanover Financial Services
info@magnoliasolar.com
303-494-3617